Exhibit 2.1

AMENDMENT TO

THE AGREEMENT AND PLAN OF MERGER

by and among

SUNEDISON, INC.,

SEV MERGER SUB INC.

AND

VIVINT SOLAR, INC.

Dated as of December 9, 2015

AMENDMENT TO

THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT to the AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of December 9, 2015, by and among SunEdison, Inc., a Delaware corporation (“Parent”), SEV Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Vivint Solar, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Amendment but not defined herein shall have the meanings set forth in the Original Merger Agreement (defined below).

RECITALS

WHEREAS, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger, dated July 20, 2015 (the “Original Merger Agreement”);

WHEREAS, the parties to the Original Merger Agreement desire to amend the Original Merger Agreement as set forth herein (the Original Merger Agreement, as amended by this Amendment, being referred to as the “Merger Agreement”);

WHEREAS, substantially simultaneously with the execution of this Amendment, Parent and 313 Acquisition are entering into a registration rights agreement between Parent and 313 Acquisition in connection with the Merger Agreement, providing for certain registration rights in favor of 313 Acquisition (the “Registration Rights Agreement”);

WHEREAS, substantially simultaneously with the execution of this Amendment, Parent and 313 Acquisition are entering into an Amendment to the Voting Agreement (as amended, the “Amended Voting Agreement”), pursuant to which, subject to the terms thereof, 313 Acquisition has agreed, among other things, to either vote its shares of Company Common Stock in favor of the adoption of this Amendment and the Merger Agreement or deliver the Written Consent (as defined below);

WHEREAS, in connection with the entry into this Amendment, Parent is delivering certain consents requested by the Company under the Original Merger Agreement and the Debt Financing Sources have approved in writing the delivery of such consent in the Renewed Debt Commitments;

WHEREAS, the Debt Financing Sources and the Affiliate Purchaser have consented to the entry of this Amendment between the parties hereto in the Renewed Debt Commitments.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

Article I—Amendments

1.01. Amendment to Section 1.02. The first sentence of Section 1.02 of the Original Merger Agreement is hereby amended by replacing the reference therein to “the third (3rd) Business Day” with “the second (2nd) Business Day”. Section 1.02(b) of the Original Merger Agreement is hereby amended by replacing the reference therein to “September 30, 2015” with “January 29, 2016”.

1.02. Amendment to Section 2.01(b). Section 2.01(b) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Conversion of Company Common Stock.

(i) If the Company does not exercise its option set forth in Section 2.01(b)(ii):

(A) each Share (other than Excluded Shares and Dissenting Stockholder Shares) issued and outstanding immediately prior to the Effective Time shall be converted into and shall thereafter represent the right to receive, subject to Section 2.02(b)(v), (I) an amount in cash equal to $7.89 without interest (the “Cash Consideration”), (II) the principal amount of $3.30 of a Convertible Note on the terms and conditions set forth in the form of Indenture attached hereto as Exhibit B (the “Convertible Note Consideration”), (III) that number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) (the “Signing Stock Consideration”) equal to the quotient determined by dividing $3.31 by the Signing Measurement Price and rounding the result to the nearest 1/100,000 of a share (the “Signing Exchange Ratio”), provided, however, that if the Signing Measurement Price is less than $27.51, the Signing Exchange Ratio will be 0.120 and if the Signing Measurement Price is greater than $33.62, the Signing Exchange Ratio will be 0.098 and (IV) that number of validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Additional Stock Consideration” and together with the Signing Stock Consideration, the “Stock Consideration”) equal to the quotient determined by dividing $0.75 by the Closing FMV and rounding the result to the nearest 1/100,000 of a share (the “Additional Exchange Ratio”).

(ii) The Company, with 313 Acquisition’s consent, will have the option, exercisable by written notice delivered to Parent and Merger Sub prior to the Proxy/S-4 being declared effective by the SEC and no later than 75 days after the date of this Amendment (or such earlier date on which the Company informs Parent in writing that it does not intend to exercise the election) (the “Section 2.01 Notice”), to elect to have the conversion of the Company Common Stock to be effected as follows:

(A) Each Share (other than Excluded Shares and Dissenting Stockholder Shares) issued and outstanding immediately prior to the Effective Time that is not owned by 313 Acquisition (such shares, the “Public Shares”) shall be converted into and shall thereafter represent the right to receive, subject to Section 2.02(b)(v), (I) an amount in cash equal to the Cash Consideration, (II) an additional amount in cash, the amount of which, or the terms for determining such amount (or a combination of the two), as is specified by the Company in the Section 2.01 Notice, which amount or terms represent the Company’s determination of the fair market value of the Stock Consideration and the Convertible Note Consideration that would have otherwise been payable in respect of each of the Public Shares (the per share amounts payable pursuant to this clause (II), the “Additional Cash Consideration”, and together with the Cash Consideration, the “Public Cash Consideration”). In connection with the Company’s specification of the amount of Additional Cash Consideration, such specification shall have been approved by the Company’s Board after receiving advice from the Company Board’s outside counsel and from an independent financial adviser who shall have provided an opinion, based on the various assumptions, qualifications and limitations contained therein, to the effect that the terms of the exchange of the Additional Cash Consideration for the reallocation to 313 Acquisition of the Stock Consideration and the Convertible Note Consideration otherwise going to the holders of the Public Shares, separately or in the aggregate, is fair, from a financial point of view, to such holders.

(B) The Shares issued and outstanding immediately prior to the Effective Time that are owned by 313 Acquisition (such shares, the “313 Shares”) shall be converted into and shall thereafter represent the right to receive, subject to Section 2.02(b)(v), (I) for each such 313 Share, an amount in cash equal to the Cash Consideration less the aggregate amount of Additional Cash Consideration, as allocated equally among such 313 Shares, (II) for each such 313 Share, the Convertible Note Consideration, (III) for all such 313 Shares, the aggregate amount of Convertible Note Consideration that would have been payable with respect to all of the Public Shares pursuant to Section 2.01(b)(i), allocated equally among such 313 Shares, (IV) for each such 313 Share, the Signing Stock Consideration, (V) for all such 313 Shares, the aggregate amount of Signing Stock Consideration that would have been payable with respect to all of the

Public Shares pursuant to Section 2.01(b)(i), allocated equally among such 313 Shares, (VI) for each such 313 Share, the Additional Stock Consideration, and (VII) for all such 313 Shares, the aggregate amount of Additional Stock Consideration that would have been payable with respect to all of the Public Shares pursuant to Section 2.01(b)(i), allocated equally among such 313 Shares.

(iii) For purposes of this Agreement, other than as specified in the next sentence, the “Merger Consideration” shall mean the Stock Consideration, together with the Cash Consideration, and the Convertible Note Consideration. However, in the event the Company elects to exercise its option pursuant to Section 2.01(b)(ii), “Merger Consideration” shall mean, with respect to the Public Shares, the Public Cash Consideration, and with respect to the 313 Shares, “Merger Consideration” shall mean the consideration allocated to each 313 Share in accordance with Section 2.01(b)(ii)(B) above. For the avoidance of doubt, the total amounts of the Cash Consideration, Stock Consideration and Convertible Note Consideration to be paid by Parent and Merger Sub pursuant to Section 2.01(b)(i) shall not change (but shall only be reallocated among the Company’s shareholders) in the event the Company elects to exercise its option pursuant to Section 2.01(b)(ii), other than due to the existence of Excluded Shares and Dissenting Shares. From and after the Effective Time, subject to Section 2.02(h), all of such Shares (other than Excluded Shares and Dissenting Stockholder Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (a “Certificate”) representing any Shares (other than Excluded Shares and Dissenting Stockholder Shares) and each non-certificated Share represented by book-entry (a “Book-Entry Share”) (other than Excluded Shares and Dissenting Stockholder Shares) shall thereafter represent only the right to receive the applicable Merger Consideration as described above and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor as contemplated by Section 2.02(b)(v) and any dividends or other distributions to which holders become entitled upon the surrender of such Certificate or receipt of an “agent’s message” in accordance with Section 2.02, all without interest (except as otherwise provided in the Convertible Notes). For purposes of this Agreement, (A) the “Signing Measurement Price” means the volume weighted average price per share of Parent Common Stock (rounded down to the nearest cent) on the New York Stock Exchange (“NYSE”) for the thirty (30) consecutive trading days ending on (and including) the third (3rd) trading day immediately prior to the Effective Time (as reported by The Wall Street Journal for each such trading day, or, if not reported by The Wall Street Journal, any other authoritative source mutually agreed by Parent and the Company); and (B) the “Closing FMV” means the volume weighted average price per share of Parent Common Stock (rounded down to the nearest cent) on the NYSE for the five (5) consecutive trading days ending on (and including) the second (2nd) trading day immediately prior to the Effective Time (as reported by the Wall Street Journal for each such trading day, or, if not reported by the Wall Street Journal, any other authoritative source mutually agreed by Parent and the Company).

(iv) In the event that the number of shares of Parent Common Stock that would otherwise constitute the Stock Consideration would require Parent to seek approval from its stockholders pursuant to the rules and regulations of the NYSE or other securities laws, rules and regulations, the reference to $0.75 within the definition of the Additional Stock Consideration would be reduced such that the total amount of the Stock Consideration would equal the maximum number of shares of Parent Common Stock that could be issued without such stockholder approval being so required (the amount by which such reference to $0.75 is so reduced, the “Reduction”), and the amount of Cash Consideration would be increased by the amount of such Reduction.”

1.03 Amendment to Section 2.02(h). Section 2.02(h) of the Original Merger Agreement is hereby amended to replace references therein to “the Measurement Price” with references to “the Signing Measurement Price, the Closing FMV,”.

1.04 Amendment to Section 2.03(a). Section 2.03(a) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Effect on Vested Company Stock Options. Subject to any written agreement between the relevant holder and Parent and/or the Company, at the Effective Time, each Company Stock Option (or portion thereof) that is outstanding, vested, and unexercised as of immediately prior to the Effective Time (or that vests as a result of the occurrence of the Effective Time) (each a “Vested Company Option”), shall without any action on the part of Parent, Merger Sub, the Company or the holder thereof, other than the Company delivering any notices required pursuant to the terms of the Company Employee Stock Plan, be converted into and shall become a right to receive an amount in cash (without interest) to be paid through the Company’s payroll system equal to the product of: (1) the aggregate number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (2) the excess, if any, of (A) the sum of (w) the Signing Stock Consideration multiplied by the Signing Measurement Price, (x) the Additional Stock Consideration multiplied by the Closing FMV, (y) the Convertible Note FMV, and (z) the Cash Consideration less (B) the exercise price per share of such Company Stock Option (the “Option Payment”) less any required Tax withholdings. In the event that the Company exercises its option pursuant to Section 2.01(b)(ii), the Option Payment shall be equal to the product of: (1) the aggregate number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (2) the excess, if any, of (A) the Public Cash Consideration less (B) the exercise price per share of such Company Stock Option. Each then outstanding and unvested Company Stock Option immediately prior to the Effective Time, that is held by a non-employee director or person who shall not continue to provide services to the Company or any subsidiary on or after the Effective Time shall vest in full as of immediately prior to the Effective Time and be treated as a Vested Company Option under this Agreement. At or immediately following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Company, for the benefit of the holders of Company Stock Options, a cash amount in immediately available funds equal to the aggregate amount of the Option Payments to be paid through the Company’s payroll systems.”

1.05 Amendment to Section 2.03(f). Section 2.03(f) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(f) Definitions. For purposes of this Section 2.03:

“Equity Award Exchange Ratio” shall mean, other than as specified in the next sentence, the sum of (1) the Signing Exchange Ratio, (2) the Additional Exchange Ratio, (3) the quotient of: (A) the Convertible Note FMV divided by (B) the Closing FMV and rounding the result to the nearest 1/100,000 of a share, and (4) the quotient of: (A) the Cash Consideration divided by (B) the Closing FMV and rounding the result to the nearest 1/100,000 of a share. However, in the event the Company elects to exercise its option pursuant to Section 2.01(b)(ii), “Equity Award Exchange Ratio” shall mean the quotient of: (A) the Public Cash Consideration divided by (B) the Closing FMV and rounding the result to the nearest 1/100,000 of a share.

1.06 Amendment to Section 3.01. Section 3.01(d)(ii) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Except for (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (B) (x) in the event 313 Acquisition elects (with the Company’s prior consent) to deliver the Written Consent in accordance with the terms of the Amended Voting Agreement, the Written Consent and the filing with the Securities and Exchange Commission (the “SEC”) of the Information Statement to be sent or made available to the stockholders of the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), (y) in the event 313 Acquisition does not deliver the Written Consent in accordance with the terms of the Amended Voting Agreement, the filing with the SEC of a proxy statement (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) to be sent or made available to the stockholders of the Company relating to the special meeting of the stockholders of the Company to be held to consider adoption of this Agreement (the “Company Stockholders’ Meeting”) pursuant to the Exchange Act, in each case of (x) and (y) with such additional reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) in the event the Company does not exercise its option pursuant to Section 2.01(b)(ii), Parent’s registration statement on Form S-4 as a prospectus in which the Proxy Statement will be included (the “Proxy/S-4”), and the declaration of effectiveness of the portion thereof consisting of the Form S-4 by the SEC (with such additional reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby); (D) such filings and approvals as may be required under the rules and regulations of the NYSE; and (E) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and such filings with any other Governmental Authorities, no consent, approval, license, permit, order or authorization of a Governmental Authority (“Consents”) or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made by the Company, its subsidiaries or the Company Joint Ventures in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the Merger and the other transactions contemplated hereby, in each case, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.”

Clause (ii) of Section 3.01(f) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) [Reserved], and”

Section 3.01(i) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(i) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in the Proxy/S-4 in connection with the issuance of Parent Common Stock and Convertible Notes in the Merger will, at the time the Proxy/S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement or the Information Statement, as applicable, will, at the date such statement is first mailed or made available to the Company’s stockholders and Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement or, if applicable, the Information Statement, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference in either filings based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy/S-4, the Proxy Statement or the Information Statement, as applicable.”

Section 3.01(t) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(t) Opinions of Financial Advisors. The Company Board has received the opinion (the “Fairness Opinion”), dated as of December 9, 2015 of Morgan Stanley & Co. LLC (the “Company Financial Advisors”) that, as of the date of such Fairness Opinion and based on the various assumptions, qualifications and limitations contained therein, the Merger Consideration to be received by the holders of the Company Common Stock in connection with the Merger solely in the event that the Company does not exercise its option pursuant to Section 2.01(b)(ii) is fair, from a financial point of view, to the holders of the Company Common Stock (other than 313 Acquisition). A signed copy of such Fairness Opinion will be made available to Parent promptly following receipt of such written opinion from the Company Financial Advisors following December 9, 2015.”

Section 3.01 of the Original Merger Agreement is hereby amended to add the following Section 3.01(bb).

“(bb) Amendment. As of the date of the Amendment, the Company has the all requisite power and authority to enter into the Amendment and to perform its obligations under the Merger Agreement. The execution, delivery and performance by the Company of the Amendment and the consummation by the Company of the transactions contemplated by the Amendment and the Merger Agreement have been duly and validly authorized by all requisite action on the part of the Company and, as the case may be, any proceedings on the part of the Company that are necessary to authorize the execution, delivery and performance of this Agreement (other than obtaining the Company Stockholder Approval and, in the case where the Company exercises its option under Section 2.01(b)(ii), the approval of the Company Board as contemplated by Section 2.01(b)(ii)). As of the date of the Amendment, and, assuming the Amendment constitutes the legal, valid and binding obligation of Parent and Merger Sub, the Amendment (and the Merger Agreement) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to except as such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and general equitable principles. The representations set forth in this 3.01(bb) shall in no way limit the representations and warranties set forth in Section 3.01(c)(i) or the condition to the obligation of the Company to effect the Merger set forth in Section 6.03(a)(iii) as it relates to the representations and warranties set forth in Section 3.01(c)(i).”

1.07 Amendment to Section 3.02. Section 3.02 of the Original Merger Agreement is hereby amended as follows:

Section 3.02(d)(ii) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) Except for (A) compliance with, and filings under, the HSR Act; (B)(x) in the event 313 Acquisition elects to deliver the Written Consent in accordance with the terms of the Amended Voting Agreement, the Written Consent and the filing with the SEC of the Information Statement to be sent or made available to the stockholders of the Company, (y) in the event 313 Acquisition does not elect to deliver the Written Consent in accordance with the terms of the Amended Voting Agreement, the filing with the SEC of the Proxy Statement to be sent or made available to the stockholders of the Company relating to the Company Stockholders’ Meeting pursuant to the Exchange Act, in each case of (x) and (y) with such additional reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) in the event the Company does not exercise its option pursuant to Section 2.01(b)(ii), the filing with the SEC of the Proxy/S-4, and the declaration of effectiveness of the portion thereof consisting of the Form S-4 by the SEC (with such additional reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby); (D) such filings and approvals as may be required under the rules and regulations of the NYSE; and (E) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no Consents or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the Indenture by Parent, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation of the Merger and the other transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, would not or would not reasonably be expected to have a Parent Material Adverse Effect.”

Section 3.02(i) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in the Proxy/S-4 in connection with the issuance of Parent Common Stock and Convertible Notes in the Merger will, at the time the Proxy/S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement or the Information Statement, as applicable, will, at the date such statement is first mailed or made available to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company. The Proxy/S-4 (if not withdrawn following the exercise of the Company’s option pursuant to Section 2.01(b)(ii)) will comply, with respect to all information regarding Parent and Merger Sub, as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.02 of the Original Merger Agreement is hereby amended to add the following Section 3.02(s).

“Parent hereby represents and warrants that, after giving effect to this Amendment, each of the representations and warranties of Parent and Merger Sub contained in Section 3.02(j) of the Merger Agreement are true, accurate and complete as of the date of this Amendment (with each representation and warranty set forth therein that was made as of the date of the Agreement, being made as of the date of this Amendment); provided, however, that for purposes of clarity in this Section 3.02(s), all references in Section 3.02(j) of the Merger Agreement to (a) the “Debt Financing Commitments” shall refer collectively to (x) the executed commitment letter among Parent, Goldman Sachs Bank USA, UBS Securities LLC, Citigroup Global Market Inc., and Barclays Bank PLC, dated as of December 9, 2015 and (y) the executed commitment letter among TerraForm Power Operating, LLC, Goldman

Sachs Bank USA, UBS Securities LLC, Citigroup Global Market Inc., and Barclays Bank PLC, dated as of December 9, 2015 (the “Renewed Debt Commitments”), (b) all references to the “Debt Financing Sources,” shall refer to the financing sources under the Renewed Debt Commitments, (c) all references to “Debt Financing,” shall refer to the debt financing contemplated in the Renewed Debt Commitments, (d) the “Fee Letter” shall refer to the customarily redacted fee letters provided by the financing sources in connection with the commitment letters referenced at clause (a) of this Section 3.02(s), (e) all references to the “Affiliate Sale Agreement” shall refer collectively to (x) the Amended and Restated Purchase Agreement, dated as of December 9, 2015 and (y) the executed side letter agreement titled the “Term Facility, Take/Pay and IDR Letter Agreement” between Parent and the Affiliate Purchaser dated as of December 9, 2015, a copy of which was delivered to the Company on the date of the Amendment, and (f) references to “date of this Agreement” in Section 3.02(j) (or similar reference) shall refer to the date of the Amendment. It is understood and agreed that the representations and warranties set forth in this Section 3.02(s) are in addition to, and shall not limit, the representations, warranties, covenants and agreements of Parent and Merger Sub set forth in the Original Merger Agreement.”

Section 3.02 of the Original Merger Agreement is hereby amended to add the following Section 3.02(t).

“(t) Amendment. As of the date of the Amendment, Parent and Merger Sub have all requisite power and authority to enter into the Amendment and to perform their obligations under the Merger Agreement. The execution, delivery and performance by Parent and Merger Sub and the consummation by Parent and Merger Sub of the of the transactions contemplated by the Amendment and the Merger Agreement have been duly and validly authorized by all requisite action on the part of the Company and, as the case may be, any proceedings on the part of the Company that are necessary to authorize the execution, delivery and performance of this Agreement. As of the date of the Amendment, and, assuming the Amendment constitutes the legal, valid and binding obligation of the Company, the Amendment (and the Merger Agreement) constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and general equitable principles. The representations set forth in this 3.02(t) shall in no way limit the representations and warranties set forth in Section 3.02(c)(i) or the condition to the obligation of the Company to effect the Merger set forth in Section 6.02(a)(ii) as it relates to the representations and warranties set forth in Section 3.02(c)(i).”

1.08 Amendment to Section 4.01. Section 4.01 of the Original Merger Agreement is hereby amended to add the following paragraph at the end thereof.

“The parties agree that each of Jeremy Avenier and Sven Kaludzinski (the “Parent Representatives”) and that each of Dana Russell and Shawn J. Lindquist (the “Company Representative”) are hereby designated as the contact persons for coordinating consents that the Company may request from Parent under this Agreement (which, for the avoidance of doubt, notices may be sent by email). If the Company delivers to either of the Parent Representatives a written request for a consent under this Agreement and within five (5) Business Days thereafter neither of the Parent Representatives, acting on behalf of Parent, have delivered a written notice to a Company Representative that such consent is granted or that such consent has been denied, then each of Parent and Merger Sub shall be deemed to have granted its consent with respect to such matter (but only to the extent expressly described in such notice). For the avoidance of doubt, Parent shall not be able to unreasonably withhold, condition or delay Parent’s consent with respect to this Section 4.01.”

1.09 Amendment to Section 4.03(a). Section 4.03(a) of the Original Merger Agreement is hereby amended by deleting the first and second sentences thereof and replacing them with the following:

“Notwithstanding anything to the contrary set forth in this Section 4.03, but subject to Section 4.03(e), during the period beginning on the date of this Amendment and ending on the date that the Company Stockholder Approval is obtained (the “Go-Shop Period”), the Company shall be permitted to, and shall be permitted to authorize and permit its subsidiaries or affiliates and its and their respective directors, executive officers or employees to, and shall be permitted to cause its and its affiliates’ respective investment bankers, financial advisors, attorneys, accountants and other representatives (each, a “Representative”) to, directly or indirectly, solicit, initiate discussions with, engage in negotiations with, furnish non-public information regarding the Company or any of its subsidiaries to any third party in connection with or in response to any Company Takeover Proposal; provided that the Company shall promptly make available to Parent and its Representatives any nonpublic information concerning the Company and its subsidiaries that is provided to the person making such Company Takeover Proposal or its Representatives that was not previously made available to Parent or its Representatives, provide Parent with written notice confirming that such disclosure is being made pursuant to the Company’s obligations under this Section 4.03(a) and the Company shall have received (and provided a copy to Parent) from any such person that the Company has provided non-public information to concerning the Company and its subsidiaries (in each case prior to providing such nonpublic information to any such person) in connection with or in response to a Company Takeover Proposal an executed confidentiality agreement between the Company and such person containing terms and conditions that are substantially similar to those contained in the Confidentiality Agreement, dated as of June 8, 2015 (the “Confidentiality Agreement”), between Parent and the Company; provided, however, that such confidentiality agreement shall not be required to include a direct or indirect standstill provision.”

1.10 Amendment to Section 4.03(c). The first sentence of Section 4.03(c) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows.

“(c) At the conclusion of the Go-Shop Period, the Company shall, and shall cause its subsidiaries and its and their respective officers, directors and employees, and shall instruct and use its reasonable best efforts to cause its controlled affiliates and its and their respective Representatives to, (i) immediately cease and terminate any existing activities, discussions or negotiations between the Company or any of its controlled affiliates or subsidiaries or any of their respective officers, directors, employees or Representatives, on the one hand, and any other person, on the other hand (other than Parent, Merger Sub and each of their respective Representatives) that relate to any Company Takeover Proposal and shall promptly deliver a written notice to each such person to the effect that the Company is ending all activities, discussions and negotiations with such person with respect to any Company Takeover Proposal, effective as of the conclusion of the Go-Shop Period, and shall use its reasonable best efforts, including through the exercise of any contractual rights, to obtain the prompt return or destruction of any confidential information previously furnished to such persons within twelve (12) months of the date hereof, (ii) not solicit, initiate or knowingly encourage any inquiries, offers or the making of any proposal or announcement that constitutes or would reasonably be expected to lead to any Company Takeover Proposal, (iii) not engage in, continue or otherwise participate in any negotiations or discussions with any third party (other than Parent or Merger Sub or their respective Representatives) regarding any Company Takeover Proposal and (iv) not resolve or agree to do anything prohibited under clause (ii) and (iii).”

1.11 Amendment to Section 5.01(a). Section 5.01(a) of the Original Merger Agreement is hereby amended to add the following sentences to the end thereof:

“Parent shall cause the Proxy/S-4 to be initially filed with the SEC as promptly as practicable and in any event by no later than 5:30 p.m., New York city time, on December 11, 2015 (the “Initial Filing Deadline”). Without derogation of Parent’s obligations in regard to filing the Proxy/S-4 as promptly as practicable and procuring the effectiveness of the Proxy/S-4 as promptly as practicable, if the Proxy/S-4 is not filed with the SEC by the Initial Filing Deadline, or if it is not declared effective by the SEC on or before February 5, 2016 or is not mailed to the Company’s stockholders within two Business Days of such Proxy/S-4 being declared effective, then, unless the Section 2.01 Notice has been delivered (it being agreed that if the Section 2.01 Notice is delivered, no Ticking Fee shall be applicable or owed), in each such circumstance the Cash Consideration payable per share of Company Common Stock will increase by $0.02 per each Business Day (the “Ticking Fee”) that, as applicable, such initial filing is delayed, such effectiveness has not yet been obtained, or the effective Proxy/S-4 has not yet been mailed as required above (with such increase also being applicable during each day in between the effectiveness date and such mailing date if the Proxy/S-4 has not been declared effective by February 5, 2016). Parent and the Company will fully cooperate and respond as promptly as practicable to any and all comments received from staff of the SEC on the Proxy/S-4. The parties acknowledge that in a customary situation, the amount of time to provide to the staff of the SEC a customary “response letter” reasonably designed to fully respond to the staff’s comments on the Proxy/S-4 is (i) with respect to the initial set of such SEC comments to the Proxy/S-4, the fifth Business Day after receipt thereof, (ii) with respect to the second set of such SEC comments to the Proxy/S-4, the third business Day after receipt thereof, and (iii) with respect to every subsequent set of SEC comments to the Proxy/S-4, the next Business Day after receipt thereof. Notwithstanding the foregoing, the Ticking Fee shall not increase Cash Consideration for any day where a delay by Parent in complying with its obligations set forth in this Section 5.01(a) is principally caused by the Company’s failure to comply with its obligations under Section 5.01(a), (b), (c) or (d) of the Merger Agreement. If the Section 2.01 Notice has not been delivered, and the Proxy/S-4 was not declared effective by the SEC on or before February 5, 2016, and the Closing does not occur and the Company is able to terminate the Merger Agreement pursuant to Section 7.01(c) (at a time when the Parent would not otherwise be entitled to terminate the Merger Agreement pursuant to Section 7.01(b), Section 7.01(g), Section 7.01(h) or Section 7.01(c)), Section 7.01(e) or Section 7.01(i), the failure of the Proxy/S-4 to not be declared effective on or before February 5, 2016, in and of itself, shall constitute a Willful Breach of this Agreement by Parent and Merger Sub (such Willful Breach, a “Deemed Willful Breach.”); provided, however, that in determining for the purpose of this sentence whether Parent would be entitled to terminate the Merger Agreement pursuant to Section 7.01(c), it shall be assumed that a Deemed Willful Breach has occurred. Notwithstanding the foregoing or anything else in the Merger Agreement, the Company shall not be deemed to relinquish any rights to claim any breach prior to the date of this Amendment by Parent or Merger Sub of their respective obligations under Section 5.01.”

1.12 Amendment to Section 5.01(b). Section 5.01(b) of the Original Merger Agreement is hereby amended to add the following sentences to the end thereof:

“At the Company’s election, at any time 45 calendar days after the initial filing of the Proxy/S-4, the Company may distribute the part of the Proxy/S-4 that constitutes the registration statement on Form S-4 to the stockholders of the Company prior to the Form S-4 being declared effective by the SEC.”

1.13 Amendment to Section 5.01(c). The first sentence of Section 5.01(c) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Unless a Company Change of Recommendation in respect of a Company Takeover Proposal or Intervening Event shall have occurred in accordance with the terms set forth in Section 4.03, promptly following the date the Proxy/S-4 has been declared effective under the Securities Act or the Information Statement or Proxy Statement has been filed with the SEC pursuant to 5.01(f) or 5.01(g), as applicable, (i) the Company shall take all steps necessary under applicable law, the Company’s certificate of incorporation, bylaws and the rules of NYSE to duly call, give notice of, convene and hold the Company Stockholders’ Meeting for the purpose of securing the Company Stockholder Approval, as promptly as practicable under applicable law, and use all reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement (including, distribute to the Company stockholders the Proxy Statement in accordance with applicable federal and state law and recommend to such stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby), (ii) take all other reasonable action necessary to secure the Company Stockholder Approval and (iii) cooperate and consult with the Parent with respect to each of the foregoing matters.”

1.14 Amendment to Section 5.01. Section 5.01 of the Original Merger Agreement is hereby amended to add the following sub-sections (e), (f) and (g):

“(e) If the Company exercises its option pursuant to Section 2.01(b)(ii), neither Parent nor the Company shall have any obligation to file the registration statement on Form S-4 (assuming the Proxy/S-4 has not yet been filed), respond to SEC comments thereon, or obtain effectiveness for the Form S-4. If at the time of receipt of the Section 2.01 Notice by the Company, the Proxy/S-4 has already been filed, Parent shall promptly withdraw the portion thereof that constitutes a registration statement on Form S-4 and, at the request of the Company, shall reasonably cooperate with the Company and use reasonable best efforts to take all actions on terms set forth in Section 5.01(a) and Section 5.01(b) (as if the Proxy/S-4 was being filed and that the terms governing the Company’s cooperation efforts shall be applicable to Parent and Merger Sub, if applicable) reasonably required for the filing of a stand-alone Proxy Statement or Information Statement, as applicable pursuant to Section 5.01(f) and Section 5.01(g).

(f) In addition to Section 5.01(e), if the Company has exercised its option pursuant to Section 2.01(b)(ii) but 313 Acquisition shall have elected not to deliver the Written Consent pursuant to the terms of the Amended Voting Agreement, the Company and Parent shall have the obligation to file a stand-alone Proxy Statement pursuant to the terms set forth in Sections 5.01(a), (b), (c), (d) and (e) as if all references to the Proxy/S-4 were references to the Proxy Statement (in each case, disregarding any obligations of any party that would apply only to the filing of a Form S-4).

(g) In addition to Section 5.01(e), if the Company exercises its option pursuant to Section 2.01(b)(ii) and 313 Acquisition elects (with the Company’s prior consent) to deliver the Written Consent in accordance with the terms of the Amended Voting Agreement, neither the Company nor Parent shall have any obligations pursuant to Sections 5.01(a), (b), (c) and (d) to file with the SEC a Proxy Statement or respond to SEC comments thereon. However, as promptly as reasonably practicable after delivery to the Company and Parent of the Written Consent, the Company, with the reasonable cooperation of Parent on terms set forth in Section 5.01(e), shall prepare, and the Company shall file with the SEC, or otherwise convert the previously filed Proxy/S-4 into, the preliminary Information Statement in form and substance reasonably satisfactory to each of the Company and Parent relating to the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and shall maintain such Information Statement on the same terms that apply to the Proxy Statement in Sections 5.01(a), (b), (c) and (d) as if all references to the Proxy/S-4 or the Proxy Statement were to the Information Statement (in each case, disregarding any obligations of any party that would apply only to a Form S-4 or the Company Stockholders’ Meeting). The parties agree and acknowledge that the Written Consent shall be void and of no further effect simultaneously upon any termination of this Agreement in accordance with the terms hereto.”

1.15 Amendment to Section 5.11. Section 5.11(a) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Parent shall cause the shares of Parent Common Stock and Convertible Notes, to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date; provided, however, that in the event the Company elects to exercise its option pursuant to Section 2.01(b)(ii), Parent shall not be required to cause the Convertible Notes to be approved for listing on the NYSE.

1.16 Amendment to Section 6.01(c) and Section 6.01(d). Section 6.01(c) and Section 6.01(d) of the Original Merger Agreement are hereby amended and restated to read in their entirety as follows:

“(c) [Reserved.]”

“(d) S-4. In the event that the Company does not exercise its option pursuant to Section 2.01(b)(ii), the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC. In the event the Company does exercise its option pursuant to Section 2.01(b)(ii), this Section 6.01(d) shall not be a condition to Closing.

“(e) Information Statement. If 313 Acquisition delivers the Written Consent (with the Company’s consent), the Information Statement shall have been sent to the Company’s stockholders at least twenty (20) calendar days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act); provided that the condition set forth in this Section 6.01(e) shall not be a condition to Closing if 313 Acquisition does not deliver the Written Consent.”

1.17 Amendment to Section 6.02(a). Section 6.02(a) of the Original Merger Agreement is hereby amended by adding “, 3.02(t) (Amendment),” after the reference to “Sections 3.02(c) (Authority)” in clause (iii) thereof.

1.18 Amendment to Section 6.02(d). Section 6.02(d) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(d) Listing. The shares of Parent Common Stock and Convertible Notes issuable as Stock Consideration pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; provided, however, that in the event the Company elects to exercise its option pursuant to Section 2.01(b)(ii), the Convertible Notes shall not be required to be approved for listing on the NYSE pursuant to this Section 6.02(d).”

1.19 Amendment to Section 6.03 Section 6.03(a), Section 6.03(b) and Section 6.03(c) of the Original Merger Agreement are hereby amended and restated to read in their entirety as follows:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in clauses (i) through (iii) of Section 3.01(b) (Capital Stock) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the Closing Date, as if made on and as of such date (or if made as of a specific earlier date, as of such date) except for any de minimis inaccuracies, (ii) the representations and warranties of the Company set forth in Section 3.01(c) (Authority), Section 3.01(x) (Brokers) and Section 3.01(bb) (Amendment) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the Closing Date, as if made on and as of such date (or if made as of a specific earlier date, as of such date) in all material respects, and (iii) each of the other representations and warranties of the Company set forth herein shall be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect” set forth therein) as of the Closing Date (or if made as of a specific earlier date, as of such date), except where the failure of such other representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, other than failures to so perform that were not intentional.

(c) No Material Adverse Effect. Since the date of this Amendment, there shall not have been any change, effect, event, occurrence, development or change in facts that, individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing.

1.20 Amendment to Section 7.01(e). Section 7.01(e) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(e) by the Company in the event that there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 6.01 or Section 6.02 to be satisfied, and which is not curable prior to the Termination Date or, if curable prior to the Termination Date, is not cured within the earlier of (i) with respect to the terms of Section 5.01, five (5) Business Days and, with respect to any other terms of this Agreement, forty-five (45) days, in each case, following written notice to Parent or (ii) the second Business Day preceding the Termination Date; provided, that the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.01 or Section 6.03 not to be satisfied; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.01(e) in respect of any such breach (A) at any time during such five (5) Business Day or forty-five (45) day period (as applicable) (but in no event later than the second Business Day preceding the Termination Date) and (B) at any time after such five (5) Business Day or forty-five (45) day period (as applicable) (but in no event later than the second Business Day preceding the Termination Date) if such breach, failure to perform or inaccuracy by Parent or Merger Sub is cured within such five (5) Business Day or forty-five (45) day period (as applicable));”

1.21 Amendment to Section 7.01(f). Section 7.01(f) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“(f) by Parent in the event that there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 6.01 or Section 6.03 to be satisfied, and which is not curable prior to the Termination Date or, if curable prior to the Termination Date, is not cured within the earlier of (i) forty-five (45) days following written notice to the Company or (ii) the second Business Day preceding the Termination Date; provided, that neither Parent nor Merger Sub is then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.01 or Section 6.02 not to be satisfied; provided, further, that neither Parent nor Merger Sub may terminate this Agreement pursuant to this Section 7.01(f) in respect of any such breach (A) at any time during such forty-five (45) day period (but in no event later than the second Business Day preceding the Termination Date) and (B) at any time after such forty-five (45) day period (but in no event later than the second Business Day preceding the Termination Date) if such breach, failure to perform or inaccuracy by the Company is cured within such forty-five (45) day period;”

1.22 Amendment to Section 7.02. Section 7.02 of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“Section 7.02. Effect of Termination or Failure to Close.

(a) In the event of the termination and abandonment of this Agreement pursuant to Section 7.01, this Agreement shall become void and have no effect with no liability to any person on the part of any party hereto (or any of its Representatives, Joint Ventures or affiliates), except that (a) the provisions of Section 4.05(e), Section 5.02(b), Section 5.06, this Section 7.02, Section 7.03, Section 7.04, Article VIII and the Confidentiality Agreement shall survive any such termination and abandonment, and (b) the termination of this Agreement shall not relieve any party from any liability or damages (which the parties acknowledge and agree, in the case of liabilities and damages payable by Parent or Merger Sub, would include the benefits of the transactions contemplated by the Original Merger Agreement, without giving effect to the economic terms of this Amendment (including any amendments to Article II), lost by the Company’s stockholders (which shall be deemed to be damages of the Company) for any Willful Breach.”

(b) In the event that (A) the Company delivers written notice (the “Section 7.02(b) Notice”) to Parent and Merger Sub that the conditions set forth in Article VI (but in case of any such notice delivered after February 5, 2016, does not have to specify that the conditions in Section 6.01(a) and Section 6.01(d) have been satisfied if the Proxy/S-4 was not declared effective by the SEC on or prior to February 5, 2016; provided that such Section 7.02(b) Notice must specify that the conditions in Section 6.01(a) or Section 6.01(d) have been satisfied or, in the case of Section 6.01(d), such condition is not required to be satisfied, if either (i) the Company delivers a Section 2.01 Notice and Parent and Merger Sub are in compliance with their obligations under Section 5.01(e), (f) and (g) (except for any non-compliance that is not a cause of Section 6.01(a) to not be satisfied) or (ii) the failure of the Proxy/S-4 to be declared effective by the SEC on or prior to February 5, 2016 is principally caused by the Company’s failure to comply with its obligations under Sections 5.01(a), (b), (c) and (d)) have been satisfied or, to the extent permitted by applicable law, waived in accordance with the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing; provided, that such conditions are capable of being satisfied at the Closing, if there were a Closing), (B) the Section 7.02(b) Notice states that all certificates to be delivered by the Company at Closing will be so delivered and that the Company is ready, willing and able to consummate the Closing and (i) Parent and Merger Sub subsequently fail to consummate the Merger when required pursuant to Section 1.02 and the other terms of the Merger Agreement (regardless of whether Parent or Merger Sub has obtained or received the proceeds of the Debt Financing) and (ii) the Company obtains an order or decision from a court of competent jurisdiction (in compliance with the requirements of Section 8.09) that such failure to consummate the Merger (assuming, if the Company did not deliver a Section 2.01 Notice, that the Proxy/S-4 had been declared effective by the SEC on or before February 5, 2016 or, if the Company did deliver a Section 2.01 Notice but Parent and Merger Sub have failed to comply with their obligations under Section 5.01(e), (f) and (g), assuming that the Proxy Statement or Information Statement, as applicable, had been mailed to stockholders on or before February 5, 2016) constituted a breach of their contractual obligation to consummate the Merger or the Company obtains an order of specific performance directing Parent and Merger Sub to consummate the Merger, then the definition of Cash Consideration shall be automatically, without any further action by any party, increased by $2.00 (such that Cash Consideration in the Merger Agreement will have the same meaning as “Cash Consideration” as defined in the Original Merger Agreement, and no Ticking Fee will be added thereto) and the amount of Additional Stock Consideration shall automatically, without any further action by any party, be deemed to be zero.

1.23 Amendment to Section 7.03(a). Section 7.03(a) of the Original Merger Agreement is hereby amended by replacing the reference to “$62,000,000” therein with a reference to “$34,000,000.”

1.24 Amendment to Section 8.03(kk). The definition of “Post-Signing Period” set forth in Section 8.03(kk) of the Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

“‘Post-Signing Period’ means the period beginning immediately following the execution and delivery of the Voting Agreement on the date of the Original Merger Agreement and ending on the date that the Company Stockholder Approval is obtained.”

1.25 Amendment to Section 8.03. The following definitions shall be added to Section 8.03 of the Original Merger Agreement, in proper alphabetical order, or otherwise modified:

“Amendment” shall mean the Amendment to the Agreement and Plan of Merger, dated December 9, 2015, by and among Parent, Merger Sub and the Company.”

“Convertible Note FMV” shall mean the fair market value of the Convertible Note Consideration, as determined in good faith by the Company as specified in a written notice delivered to Parent prior to Closing, which amount shall not exceed $3.30.

“Information Statement” shall mean an information statement prepared pursuant to Section 14(c) of the Exchange Act, regarding the Merger and the other transactions contemplated by the Merger Agreement, as it may be further amended or supplemented from time to time.

“Written Consent” shall mean the written consent of 313 Acquisition, as the holder of a majority of the outstanding shares of the Company, made pursuant to 2.10 of the Company’s Amended and Restated Bylaws approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger, which written consent shall be in a form acceptable to Parent and Merger Sub.

All references to “Joint Proxy/S-4” shall be amended to be a reference to “Proxy/S-4”.

For purposes of clause (ii) of the definition of “Required Information,” “interim period” shall mean any of the three month periods ending on March 31, June 30 and September 30 in any calendar year.

Article II – Other Provisions Related to the Merger Agreement

2.01 Amendment to Exhibit B to the Merger Agreement. The Form of Indenture attached to the Original Merger Agreement as Exhibit B is hereby amended and restated in the form attached hereto as Exhibit A.

2.02 Supplement of Company Disclosure Letter. The Company Disclosure Letter is hereby supplemented by the Supplemental Disclosure Letter attached hereto as Exhibit B and all references to the “Company Disclosure Letter” in the Merger Agreement shall be deemed to be references to Company Disclosure Letter as so supplemented (it being understood that disclosure of any item in any section or subsection of such disclosure letter as so supplemented shall also be deemed to be disclosed with respect to any other section or subsection only if the relevance of such item is readily apparent from the face of such disclosure). All of the Company’s representations and warranties contained in Section 3.01 of the Merger Agreement shall, to the extent the qualifying nature of such disclosure is readily apparent on its face, be qualified by the Company SEC Reports publicly filed with the SEC on or after January 1, 2014 until the date of this Amendment (which shall expressly include the Company’s Form 10-Q for the quarter ended September 30, 2015); provided that any forward-looking statement, or statements that are predictive, forward-looking or primarily cautionary in nature included in the risk factors and other similar statements shall not qualify the Company’s representations and warranties contained in Section 3.01 of the Merger Agreement; and, provided further, that no disclosure set forth in any of the Company SEC Reports shall be deemed to modify or qualify the representations and warranties set forth in Section 3.01(c) (Authority), 3.01(s) (Vote Required) or 3.01(u) (Takeover Laws Inapplicable) of the Merger Agreement.

Article III – Other Agreements

3.01. No Other Representations. In connection with the due diligence investigation of the Company by Parent and Merger Sub, both prior to the date of the execution of the Original Merger Agreement and the date of this Amendment, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its subsidiaries and their respective business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar, and that Parent and Merger Sub have taken and are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them. Accordingly, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its subsidiaries, nor any of their respective stockholders, members, directors, officers, employees, affiliates, advisors, agents or Representatives, nor any other person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans. Except for the representations and warranties contained in Article III of the Merger Agreement, Parent acknowledges that neither the Company nor any of its subsidiaries nor any Representative of any such persons or any of their respective subsidiaries makes, and Parent acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of any of such persons or with respect to any other information provided or made available to Parent by or on behalf of any such persons in connection with the transactions contemplated by the Merger Agreement.

3.03. Paying Agent. Parent and Merger Sub hereby agrees to engage as the Paying Agent a financial institution within the meaning of 11 U.S.C. §101(22) that is acceptable to the Company and further agree to execute an agreement with the Paying Agent in a form reasonably acceptable to the Company and Parent by December 31, 2015.

3.04. Amendments to Debt Financing Commitments; Delivery of Renewed Debt Commitments and Affiliate Purchaser’s Consent to Parent. Prior to the execution of this Amendment, Parent has delivered a true and complete copy to the Company of the Affiliate Purchaser’s executed written consent to Parent’s and Merger Sub’s execution of this Amendment and Parent’s execution of that certain letter agreement dated as of the date hereof, consenting to and waiving certain pre-Closing actions of the Company. To the extent required by Section 4.05(a) of the Original Merger Agreement, the Company hereby agrees and consents to Parent’s execution of such amended Debt Financing Commitments.

3.05 Representations made as of the date hereof.

a. The Company hereby makes the representations and warranties set forth in Section 3.01(bb) (Amendment) of the Merger Agreement (as amended by this Amendment).

b. Parent hereby makes the representations and warranties set forth in Sections 3.02(s) and 3.02(t) (Amendment) of the Merger Agreement (as amended by this Amendment).

c. For the avoidance of doubt, if the Merger Agreement is terminated pursuant to Article VII thereof, Sections 3.04 and 3.05 of this Amendment shall be subject to the limitations set forth in Section 7.02(a) (Effect of Termination).

Article IV– Miscellaneous

4.01. No Other Amendment. This Amendment shall apply and be effective only with respect to the provisions and definitions of the Original Merger Agreement specifically referred to herein. Except to the extent expressly modified by this Amendment, the Original Merger Agreement shall remain in full force and effect.

4.02. References to the Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “Agreement”, “hereof,” “herein” and “hereunder” and words of similar import when used in the Merger Agreement shall refer to the Original Merger Agreement as amended by this Amendment; provided, however, for the avoidance of doubt, that references to “the date of this Agreement” or similar references shall continue to mean July 20, 2015, except as otherwise provided herein.

4.03. Index of Defined Terms. The Index of Defined Terms in the Original Merger Agreement is hereby amended by adding, in the appropriate alphabetical order, the defined terms set forth in this Amendment.

4.04. Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in “portable document format” (“PDF”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s a signature. Each such counterpart and facsimile or PDF signature shall constitute an original and all of which together shall constitute one and the same original.

4.05. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. In addition, the following sections of the Original Merger Agreement shall be deemed applicable to, and incorporated by reference into, this letter: Section 8.04 (Interpretation), Section 8.09 (Governing Law; Jurisdiction), Section 8.11 (Specific Performance), Section 8.12 (Severability) and Section 8.14 (Waiver of Jury Trial).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer to execute, this Amendment as of the day and year first above written.

SUNEDISON, INC.

By:	/s/ Ahmad Chatila
Name: Ahmad Chatila
Title: President and Chief Executive Officer

SEV MERGER SUB INC.

By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

VIVINT SOLAR, INC.

By:	/s/ Gregory S. Butterfield
Name: Gregory S. Butterfield
Title: Chief Executive Officer

[Signature Page to Amendment No.1 to Merger Agreement]

EXHIBIT A

INDENTURE

(see attached)

Exhibit A

SunEdison, Inc.

(Company)

Computershare Trust Company, National Association

(Trustee)

2.25% Convertible Senior Notes due 20[    ]

INDENTURE

Dated as of [                    ], 2015

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)
(a)(2)
(a)(3)
(a)(4)
(a)(5)
(b)
(c)
311 (a)
(b)
(c)
312 (a)
(b)
(c)
313 (a)
(b)(1)
(b)(2)
(c)
(d)
314 (a)
(b)
(c)(1)
(c)(2)
(c)(3)
(d)
(e)
(f)
315 (a)
(b)
(c)
(d)
(e)
316 (a) (last sentence)
(a)(1)(A)
(a)(1)(B)
(a)(2)
(b)
(c)
317 (a)(1)
(a)(2)
(b)
318 (a)
(b)
(c)

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

ii

iii

INDENTURE, dated as of [                    ], 2015, between SunEdison, Inc., a Delaware corporation, as issuer (the “Company”), and Computershare Trust Company, National Association, as trustee, conversion agent, registrar, bid solicitation agent and paying agent (in such capacities, the “Trustee”, “Conversion Agent”, “Registrar”, “Bid Solicitation Agent” and “Paying Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 2.25% Convertible Senior Notes due 20[    ] (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 6.03.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01, with the same terms as the Initial Notes except to the extent permitted otherwise under Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Bid Solicitation Agent” means any agent the Company may appoint in the future (which may be the Company and initially shall be the Company) to solicit market bid quotations for the Notes as may be required pursuant to Section 4.01(b)(ii).

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Change in Control” means an event that will be deemed to have occurred at the time, after the first date of original issuance for the Initial Notes, any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries, or the Company’s or its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity, or has the power, directly or indirectly, to elect a majority of the members of the Company’s board of directors;

(2) the Company consolidates with, enters into a binding share exchange, merger or similar transaction with or into another person other than one or more of its subsidiaries or Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any Person consolidates with, or merges with or into, the Company; provided, that any merger, binding share exchange, consolidation or similar transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”; or

(3) the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

provided that, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clauses (1) or (2) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on a Permitted Exchange, or will be so traded immediately following such transaction (“Publicly Traded Securities”), and as a result therefrom, such consideration becomes the Reference Property for the Notes; provided, further, that, notwithstanding anything to the contrary in the foregoing, to the extent the Company continues to own at least 51% of the voting power of any of the Company’s Yieldco Subsidiaries (including TerraForm Power) the stock of which has been offered to the public, the offering to the public (and any subsequent dispositions of the Company’s interests in such entity) will not constitute a “Change in Control”.

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Change in Control” will apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock for any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. New York City time on such date (or, in either case, the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 30th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 30th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive VWAP Trading Day period beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means, in respect of each Note, as of any date, $100 divided by the Conversion Rate in effect on such date.1

“Conversion Rate” means initially [            ] shares of Common Stock per $100 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 8472 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attn: SunEdison, Inc. 20[    ] Notes Administrator, or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each VWAP Trading Day during any Conversion Period, one-twenty-fifth (1/25th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for any conversion of Notes, the applicable Specified Dollar Amount divided by 25.

[1]	Initial conversion price shall be 140% of the Signing Measurement Price (as defined in the Agreement and Plan of Merger by and among the Company, SEV Merger Sub Inc., a Delaware corporation, and the Company (as that term is used therein) dated as of July 20, 2015, as amended by Amendment No. 1 thereto, dated as of December 9, 2015) but such Signing Measurement Price shall not exceed $33.62 or be less than $27.51.

“Daily Net Share Settlement Number” means, for each $100 principal amount of Notes surrendered for conversion, for each of the 25 consecutive VWAP Trading Days during the Conversion Period, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value for such VWAP Trading Day and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day

“Daily Settlement Amount” for each $100 principal amount of Notes surrendered for conversion, for each of the 25 consecutive VWAP Trading Days during the Conversion Period, will consist of: (i) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, (x) a cash payment equal to the Daily Measurement Value; and (y) a number of shares of Common Stock equal to the Daily Net Share Settlement Number for such VWAP Trading Day; or (ii) if the Daily Conversion Value for such VWAP Trading Day is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page SUNE.N Equity AQR (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means The New York Stock Exchange or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each [            ] and [            ]2 of each year, beginning on, in the case of the Initial Notes, [                    ], 2016.3

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes.

“Make-Whole Fundamental Change” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from the definition of “Change in Control” but without giving effect to the proviso in clause (2) of the definition thereof).

“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06.

“Market Disruption Event” means, if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means [                    ].4

“Merger Event” has the meaning specified in Section 4.07(a).

[2]	To be the first of the month to occur after the date of issuance and the date occurring 6 months thereafter, respectively.
[3]	To be the first Interest Payment Date to occur after the date that is 6 months following the date of issuance.
[4]	To be the first day of the month to occur after the date that is 4 years following the date of issuance.

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, who is reasonably satisfactory to the Trustee.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means, initially, the Trustee or any Person authorized by the Company in the future to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price of any Notes on behalf of the Company.

“Permitted Exchange” has the meaning specified in the definition of “Termination of Trading” under this Section 1.01.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in minimum denominations of $100 principal amount and integral multiples of $100 in excess thereof.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” under this Section 1.01.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any Interest Payment Date, [●] (whether or not a Business Day) and [●] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning specified in Section 4.04(c).

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any other successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 4.03(a)(ii).

“Settlement Election” has the meaning specified in Section 4.03(a)(i).

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(i).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i).

“Significant Subsidiary” means, with respect to any Person at any given time, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Specified Dollar Amount” means, for any conversion of Notes, the maximum cash amount per $100 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified

Dollar Amount Election Notice (which may be part of the Settlement Election Notice) or otherwise deemed to be elected by the Company in respect of such conversion as provided herein.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” has the meaning specified in Section 4.06(c).

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then convertible) are not approved for listing on any of the Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

“TerraForm Power” means TerraForm Power, Inc., a Subsidiary of the Company.

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” means, on any date of determination, the average of the secondary market bid quotations per $100 principal amount of Notes obtained by the Bid Solicitation Agent (or, if the Company is acting as the Bid Solicitation Agent, the Company) for $1,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, that one bid shall be used. If on any date of determination, (i) the Company or the Bid Solicitation Agent, as applicable, cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, (ii) the Company fails to request the Bid Solicitation Agent to obtain bids when required or (iii) the Company requests that the Bid Solicitation Agent obtain bids and the Bid Solicitation Agent fails to make such determination (or, if the Company is the Bid Solicitation Agent, the Company fails to make such determination), then, in each case, the Trading Price per $100 principal amount of Notes on such date of determination or on each Trading Day of such failure (as the case may be) will be deemed to be less than 98% of the product of (i) the Closing Sale Price of the Common Stock on such date and (ii) the then-current Conversion Rate.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.12, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VWAP Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. For these purposes, a “VWAP Trading Day” includes only those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Yieldco Subsidiaries” means a dividend growth-oriented public company, created by a parent company that bundles renewable and/or conventional long-term contracted operating assets in order to generate predictable cash flows and that allocates cash available for distribution each year or quarter to shareholders in the form of dividends.

Section 1.02 References to Interest. Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d) The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e) The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g) The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 2.11, 6.02, 6.04, 6.05, 6.06, 8.02 or 11.11. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h) If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.

THE NOTES

Section 2.01 Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture (the “Initial Notes”) is initially limited to $[                ], except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.09, 2.11, or 3.07. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, any such Additional Notes will have a separate CUSIP number for so long as they remain not fungible; (2) such Additional Notes must be issued pursuant to the same terms (other than the date of issuance for such Notes and, if applicable in accordance with Section 2.14, the date from which interest will initially accrue and the date of the first interest payment) as the Initial Notes; (3) the Trustee must receive an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (4) the Trustee must receive an Opinion of Counsel which shall state (a) that the form of such Additional Notes has been established by a supplemental indenture or pursuant to the Board Resolutions in accordance with this Section 2.01 and Section 2.04 and in conformity with the provisions of this Indenture; (b) that the terms of such Additional Notes have been established in accordance with this Section 2.01 and in conformity with the other provisions of this Indenture and all conditions precedent to the issuance and authentication of such Additional Notes have been satisfied; and (c) that such Additional Notes have been duly authorized, executed and delivered by the Company and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Notes shall be known and designated as the “2.25% Convertible Senior Notes due 20[    ]” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased or converted in accordance with this Indenture.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar at least three Business Days prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be.

Section 2.02 Ranking. The Notes constitute direct unsecured, senior obligations of the Company.

Section 2.03 Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $100 and any integral multiple of $100.

Section 2.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Section 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06 Registration; Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Section 2.11).

At the option of the Holder and subject to the other provisions of Section 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c) Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07 Reserved.

Section 2.08 Reserved.

Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company or Trustee may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10 Persons Deemed Owners. Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v) Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i) all Notes will be represented by one or more Global Notes5;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture; and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes for Physical Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note; and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies.

(ii) In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in

[5]	NTD: To be updated if physical notes are issued.

such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Trustee’s customary procedures and the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; and (B) satisfying all other requirements for such transfer set forth in this Section 2.11. Upon the satisfaction of conditions (A) and (B) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding.

(iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) satisfying all other requirements for such transfer set forth in this Section 2.11; and (C) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), and (C), the Trustee will cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12 Purchase of Notes; Cancellation. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its standard procedures. If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13 CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14 Payment and Computation of Interest. The Notes will bear cash interest at a rate of 2.25% per year until the Maturity Date, unless earlier purchased, converted or redeemed in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, (x) in the case of the Initial Notes, [●] or (y) in the case of any other Notes, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Unless the context otherwise requires, payments of the Fundamental Change Purchase Price, principal and interest on any Note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

The Company will pay Additional Interest under certain circumstances as provided in Section 6.03.

ARTICLE 3.

REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01 Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of such Holder’s Notes that is equal to $100, or an integral multiple of $100, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days after the Company provides the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”);

provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay interest accrued to the Interest Payment Date to the Holder of record of the Note as of the close of business on Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note subject to purchase and will not include any accrued and unpaid interest. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Fundamental Change Company Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), the Trustee will promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Fundamental Change Company Notice.

(a) General. On or before the 10th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent to the Holders in accordance with Section 12.08(c) (with a copy to the Trustee). Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company’s website. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make Whole Fundamental Change, in which case the notice shall state the Effective Date of the Make Whole Fundamental Change;

(iii) information about the Holder’s right to convert the Notes;

(iv) information about the Holder’s right to require the Company to purchase the Notes;

(v) the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(vi) the Fundamental Change Purchase Price;

(vii) the Fundamental Change Purchase Date;

(viii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(ix) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;

(x) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.05;

(xi) the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time; and

(xii) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 3.05;

(b) No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c) At the Company’s written request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.02(a). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

Section 3.03 Repurchase Procedures.

(a) Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes to be purchased are Physical Notes, delivery to the Trustee by the Holder of a duly completed notice in the Form of Fundamental Change Purchase Notice (the “Fundamental Change Purchase Notice”) together with the Physical Notes duly endorsed for transfer, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”); and

(ii) if the Notes to be purchased are Global Notes, delivery to the Trustee of the beneficial interest in such Global Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if certificated, the certificate numbers of such Holder’s Notes;

(ii) the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $100 or an integral multiple of $100; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b) Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of Physical Notes and a Fundamental Change Purchase Notice or beneficial interests in a Global Note by book-entry transfer as specified in Section 3.03, the Holder of the tendered Note shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note, if applicable). Such Fundamental Change Purchase Price shall be paid to such Holder, provided that the conditions in this Article 3 have been satisfied (including, without limitation, the proper delivery or book-entry transfer of such Note as required under Section 3.03(a)) and subject to the Paying Agent holding money sufficient to pay the Fundamental Change Purchase Price, promptly following the later of the applicable

Fundamental Change Purchase Date and the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.05 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b) if certificated, the certificate numbers of the withdrawn Notes; and

(c) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $100 or an integral multiple of $100;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.05.

Section 3.06 Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the tendered Notes on the Fundamental Change Purchase Date, then (a) such tendered Notes will cease to be Outstanding and (except as provided below in clause (b)) interest will cease to accrue thereon (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holders of such tendered Notes will terminate (other than (x) the right to receive the Fundamental Change Purchase Price and (y) the right of the Holder of record on such Regular Record Date to receive any interest payment pursuant to Section 3.01, if applicable).

Section 3.07 Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.08 Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any purchase of Notes under Section 3.01, the Company shall, in each case if required by law, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent any such rules are applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with offer by the Company to purchase Notes under Section 3.01, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09 Repayment to the Company. To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall, upon demand of the Company, promptly return any such excess to the Company.

ARTICLE 4.

CONVERSION

Section 4.01 Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes at an initial Conversion Rate of [            ] shares of Common Stock per $100 aggregate principal amount of Notes (equivalent to an initial Conversion Price of approximately $[            ] per share of Common Stock) into the Settlement Amount determined in accordance with Section 4.03(a)(ii), (x) prior to the Close of Business on the Business Day immediately preceding [three months prior to maturity], 20[    ], only upon satisfaction of one or more of the conditions described in Section 4.01(b), and (y) on or after [insert date inserted in immediately preceding brackets], 20[    ], at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the stated Maturity Date regardless of whether the conditions described in Section 4.01(b) are satisfied.

(b) (i) A Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after the quarter ending [the fiscal quarter in which the notes were issued], 2015 if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the applicable Conversion Price in effect on each applicable Trading Day. Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the market price condition described in this Section 4.01(b)(i) has been met or (y) to verify the Company’s determination regarding such market price condition.

(ii) If, prior to the Close of Business on the Business Day immediately preceding [three months before maturity ], 20[    ] the Trading Price per $100 principal amount of Notes on each Trading Day during any ten consecutive Trading-Day period (the “Measurement Period”) is less than 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day, a Holder may surrender Notes for conversion at any time during the five consecutive Trading Days following such Measurement Period. Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Bid Solicitation Agent and the Conversion Agent (in each case, if other than the Trustee) in writing. The Trading Price shall be determined by the Company pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.01. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. However, the Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit market bid quotations for the Company to determine the Trading Price of the Notes unless the Company has requested such solicitation in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Notes) unless a Holder of a Note provides it and the Trustee with reasonable evidence that the Trading Price per $100 principal amount of Notes would be less than 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent in writing to solicit market bid quotations for the Notes from three independent nationally recognized securities dealers selected by the Company for the Company to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $100 principal amount of the Notes beginning on such Trading Day and on each successive Trading Day until the Trading Price per $100 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. If, on any Trading Day after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Trading Price per $100 principal amount of Notes is greater than or equal to 98% of the product of (x) the Closing Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day, the Company will so notify the Holders, the Trustee, the Bid Solicitation Agent and the Conversion Agent (if other than the Trustee) in writing.

(iii) If the Company elects to issue or distribute, as the case may be, to all or substantially all holders of the Common Stock to (x) any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 calendar days after the declaration date for such issuance, shares of the Common Stock, at a price per share that is less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such issuance; or (y) cash, debt securities (or other evidence of indebtedness) or other assets or securities (excluding dividends or distributions in respect of which an adjustment to the Conversion Rate is made pursuant to Section 4.04(a)), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company must deliver notice of such distribution, and of the Ex-Dividend Date for such distribution, to the Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. After the Company has delivered such notice, Holders may surrender their Notes for conversion at any time until the earlier of (a) Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place. Neither the Trustee nor the Conversion Agent shall have any obligation (I) to determine whether a distribution described in this Section 4.01(b)(iii) has occurred or (II) to verify the Company’s determination regarding such a distribution.

(iv) If a transaction or event that constitutes a Fundamental Change or a Make Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding [            ], 20[    ], a holder may surrender Notes for conversion at any time from and after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction or event (or, if later, the date on which the Company gives notice of such transaction) until the Close of Business on (1) if such transaction or event is a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date, or (2) otherwise, on the 40th Scheduled Trading Day immediately following the effective date for such transaction or event. To the extent commercially reasonably practicable, the Company will give notice to Holders of the anticipated effective date for such transaction or event not less than 35 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event or the Company determines, in its commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated effective date of such transaction or event at least 35 Scheduled Trading Days prior to the anticipated effective date, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware of, such transaction or event, unless the Company determines, in its commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose the anticipated effective date of such transaction or event (but in no event later than the actual effective date of such transaction or event). Notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders before the earlier of (i) the actual effective date of such transaction or event and (ii) the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated transaction or event or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such anticipated transaction or event. Neither the Trustee nor the Conversion Agent shall have any obligation to (x) determine whether a Fundamental Change or Make Whole Fundamental Change has occurred or (y) verify the Company’s determination regarding such occurrence or non-occurrence.

(v) Holders will have the right to surrender Notes for conversion if the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s property and assets that does not also constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities or other property. In such event, Holders will have the right to surrender Notes for conversion at any time from and including the 35th Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the 40th Scheduled Trading Day following the effective date of such transaction. To the extent commercially reasonably practicable, the Company will give notice to Holders of the anticipated effective date for such transaction not less than 35 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or it determines, in its commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated effective date of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, unless the Company determines, in its commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose the anticipated effective date of such transaction (but in no event later than the actual effective date of such transaction). Notwithstanding the foregoing, in no event will the Company be required to provide such notice to Holders before the earlier of (i) the actual effective date of such transaction and (ii) the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated transaction or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such anticipated transaction. Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether a corporate event described in this Section 4.01(b)(v) has occurred or (y) to verify the Company’s determination regarding such a corporate event.

Section 4.02 Conversion Procedures.

(a) Each Physical Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting, and effecting a book-entry transfer to the Conversion Agent of, a beneficial interest on a Global Note and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i) duly sign and complete a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v) if required, make any payment required under Section 4.02(f).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent such Note has been withdrawn by the Holder and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.07 prior to the relevant Fundamental Change Expiration Time.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record (i) as of the Close of Business on the last VWAP Trading Day of the applicable Conversion Period in a Combination Settlement and (ii) as of the Close of Business on the Conversion Date in a Physical Settlement. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c) Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) Physical Notes. If any Physical Notes in a denomination greater than $100 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e) Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Interest Due Upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(g) Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(h) Notes may only be converted in multiples of $1,000 unless the beneficial Holder exercising the Notes is then converting all the Notes it then holds. If a beneficial Holder seeks to convert Notes in a principal amount other than a multiple of $1,000 it will be deemed to make a representation that it is submitting for conversion all of the Notes it then holds. The Company may request written representation of the same prior to the conversion of any Notes.

Section 4.03 Settlement Upon Conversion.

(a) Settlement. Subject to this Section 4.03 and Sections 4.06 and 4.07, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01, in respect of each $100 principal amount of Notes being converted, a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), solely shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(i) Settlement Election. All conversions occurring on or after [three months prior to maturity], 20[    ] shall be settled using the same Settlement Method. Prior to [three months prior to maturity], 20[    ], the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), the Company shall provide to the Holders so converting, the Trustee and the Conversion Agent a notice of such Settlement Method (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), no later than the Close of Business on the second Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after [three months prior to maturity] , 20[    ], no later than [three months prior to maturity], 20[    ]). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $100 principal amount of Notes shall be deemed to be $100. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $100 principal amount of Notes, such Specified Dollar Amount will be deemed to be $100.

In addition, the Company may, prior to [three months prior to maturity], 20[    ], at its option, irrevocably elect Combination Settlement with a particular Specified Dollar Amount for all conversions subsequent to its notice to Holders thereof by notice of such election to Holders, the Trustee and the Conversion Agent.

(ii) Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $100 principal amount of its Notes being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(B) if the Company elects (or is deemed to have elected) Cash Settlement, the Company shall pay to the converting Holder, in respect of each $100 principal amount of its Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive VWAP Trading Days during the related Conversion Period; and

(C) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $100 principal amount of its Notes being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive VWAP Trading Days during the related Conversion Period.

(iii) Delivery Obligation. The Settlement Amounts upon conversion of the Notes will, in the case of cash be paid, by the Company through the Conversion Agent and in the case of Common Stock, be delivered by the Company through its stock transfer agent. The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under this Section 4.03, (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, unless such Conversion Date occurs following the regular record date immediately preceding the Maturity Date, in which case the Company will make such delivery (and payment, if applicable) on the Maturity Date and (ii) on the third Business Day immediately following the last VWAP Trading Day of the related Conversion Period, in any other case; provided, however, that if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay the conversion consideration due in respect of such conversion on the tenth Trading Day immediately following the related Conversion Date, and, notwithstanding the foregoing in this Section 4.03, no Conversion Period will apply to those conversions. For the avoidance of doubt, in the case of Cash Settlement or Combination Settlement, if a VWAP Market Disruption Event occurs on a Scheduled Trading Day during the Conversion Period, or if such Scheduled Trading day is not a Trading Day for any other reason, then the Daily Conversion Value or Daily Settlement Amount, as applicable, will be determined on the next following Trading Day, and delivery of the Settlement Amount will be delayed accordingly. No interest will accrue on account of such delay.

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in the case of any other Settlement Method, the Daily VWAP on the last VWAP Trading Day of the relevant Conversion Period (subject to Section 4.03(c) immediately below).

(c) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date or, if the Notes surrendered for conversion are beneficial interests in a Global Note, based on such other aggregate number of Notes, or beneficial interests therein, being surrendered by the Holder for conversion on the same date as the Depositary may otherwise request.

(d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery or payment, as the case may be, of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Note includes both cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a

Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Conversion Period applicable to any Note surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

(f) Exchange in Lieu of Conversion. When a Holder surrenders Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the first Business Day immediately following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, the Settlement Amount that the Company would be obligated to deliver upon the conversion of such Notes at the time the Company would otherwise be required to deliver such consideration. By the Close of Business on the Business Day immediately following the Conversion Date, the Company will notify the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent that it has directed the designated financial institution to make an exchange in lieu of conversion and that the designated financial institution has agreed to make such exchange in lieu of conversion. A copy of such notice shall include wire instructions and delivery instructions and shall be delivered to the conversion agent and to the designated institution.

(i) If the designated institution accepts any such Notes, it will deliver the amount of cash, if any, and the number of shares of Common Stock, if any, due upon conversion of such Notes directly to the Holder of such Notes no later than 11:00 a.m., New York City time, on the date the Company would have otherwise been required to deliver such consideration. In the case of Notes held through the Depositary, the designated institution shall (a) wire such cash, if any, to the Holder, (b) process a transfer to such Holder of such number of shares of Common Stock. Notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for exchange in lieu of conversion but does not timely deliver the related consideration, or if such designated institution does not accept the Notes for exchange, the Company will deliver the relevant consideration to the Holder on the applicable settlement date therefor as if the Company had not made an exchange in lieu of conversion election.

(ii) The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes. The Company will not pay any consideration to, and the Company may, but will not be obligated to, otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that no adjustment to the Conversion Rate will be made for a given transaction if Holders of the Notes will participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes (expressed in thousands) multiplied by the Conversion Rate would participate.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x   OS1

                       OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution (regardless of whether the dividend or distribution is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution, regardless of whether the distribution date is scheduled to occur after the

Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity Date and are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(iii)(x), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(c) If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company’s or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs), then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $100 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion

Rate in effect on the Ex-Dividend Date for the distribution. In the case of rights, options or warrants, if such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if the Ex-Dividend Date for the distribution of such rights, options or warrants had not occurred.

With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (c) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a).

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to substantially all holders of the Common Stock.

Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $100 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a duly authorized committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last VWAP Trading Day of such conversion period. In respect of any conversion during the 10 Trading Days commencing on, and including, the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) Special Settlement Provisions. Notwithstanding anything to the contrary herein, if a Holder converts a Note in a Combination Settlement, and the Daily Settlement Amount for any VWAP Trading Day during the Conversion Period applicable to such Note:

(i) is calculated based on a Conversion Rate adjusted on account of any event described in Sections 4.04(a) through (e); and

(ii) includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last VWAP Trading Day of such Conversion Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, notwithstanding anything to the contrary herein, if a Holder converts a Note and:

(i) Combination Settlement is applicable to such Note and shares of Common Stock are deliverable to settle the Daily Net Share Settlement Number for a given Trading Day within the Conversion Period applicable to such Note;

(ii) any distribution, transaction or event described in Sections 4.04(a)-(e) has not yet resulted in an adjustment to the applicable Conversion Rate on such Trading Day; and

(iii) the shares of Common Stock deliverable in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

If a Holder converts a Note and:

(i) Physical Settlement is applicable to such Note;

(ii) any distribution or transaction described in Sections 4.04(a)-(e) has not yet resulted in an adjustment to the applicable Conversion Rate on a given Conversion Date; and

(iii) the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant Trading Day to reflect the relevant distribution or transaction. Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Poison Pill. If a Holder converts a Note, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Note, on the Conversion Date applicable to such Note, and if Combination Settlement applies to such Note on any VWAP Trading Day in the Conversion Period applicable to such Note, the Holder converting such Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change (ii) in the case of any Note to which Physical Settlement applies, the Conversion Date, and, in the case of any Note to which Cash Settlement or Combination Settlement applies, each VWAP Trading Day of the applicable Conversion Period and (iii) every one year anniversary of the date hereof. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s subsidiaries;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.04(i)(ii) immediately above and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes, if any.

For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Conversion Period), the Company will make appropriate adjustments to each, if any, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Closing Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of the Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest; provided that the Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate. To the extent permitted by applicable law and applicable requirements of the Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.6

(a) Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”).

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of

[6]	The brackets will be filled in once the conversion price is determined based on the methodology of the Company’s May 2015 Convertible Notes Indentures.

“Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.06) multiplied by such Stock Price. In such event, the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.03 (but subject to Section 4.04).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”), and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable.

(ii) If the Stock Price is greater than $[●] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

(iii) If the Stock Price is less than $[●] per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed [●] shares of Common Stock per $100 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(iv) The Stock Prices set forth in the column headings of the table in Schedule A shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e) Notices. The Company will notify Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Make-Whole Fundamental Change and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Fundamental Change (and make the press release available on the Company’s website). The Company will use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date of such Make-Whole Fundamental Change not more than 70 Scheduled Trading Days nor less than 35 Scheduled Trading Days prior to the anticipated Effective Date or, if the Company does not have knowledge of such Make-Whole Fundamental Change or the Company determines, in its commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated Effective Date of such Make-Whole Fundamental Change at least 35 Scheduled Trading Days prior to the anticipated Effective Date, within one business day of the date upon which the Company receives notice, or otherwise becomes aware, of such Make-Whole Fundamental Change or receives notice, or otherwise becomes aware of, such Make-Whole Fundamental Change, unless the Company determines, in its commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose the anticipated Effective Date of such Make-Whole-Fundamental Change (but in no event later than the actual Effective Date of such Make-Whole Fundamental Change). Notwithstanding the foregoing, in no event will the Company be required to provide such notice to Holders before the earlier of (i) the actual Effective Date of such Make-Whole Fundamental Change and (ii) the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated Make-Whole Fundamental Change or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such Make-Whole Fundamental Change.

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety;

(iv) any binding share exchange; or

(v) a liquidation or dissolution of the Company;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election (disregarding, for these purposes, any arrangement to deliver cash in lieu of any fractional security or other unit of Reference Property), a “Unit of Reference Property”) then, the Company or such successor or purchasing person shall enter into a supplemental indenture to provide that, at the effective time of such Merger Event, the consideration due upon conversion of any Notes will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 4 were instead a reference to the same number of Units of Reference Property (it being understood that no adjustment will be made pursuant to Sections 4.04(a)-(e) with respect to any portion of Reference Property that does not consist of Capital Stock), and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change; provided, however, that at and after the effective time of the Merger Event, (x) the Company will continue to have the right to determine the Settlement Method upon conversion of the Notes pursuant to Section 4.03(a)(i) and (y) (i) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Closing Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

(b) Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events. Additionally, if the Company executes a supplemental indenture pursuant to this Section 4.07, it shall promptly file with the Trustee an Officer’s Certificate (in addition to the documents that the Trustee is entitled to receive under Article 8) briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c) Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.08 Certain Covenants.

(a) Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b) Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(c) [RESERVED].

Section 4.09 Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same or to determine or verify whether any facts exist which make the Notes eligible for conversion or have caused the Notes to no longer be eligible for conversion. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company or a designated institution to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10 Notice of Adjustment to the Trustee. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate (upon which the Trustee and Conversion Agent may conclusively rely) setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder with a copy to the Trustee containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall mail to the Holders a notice of the increased Conversion Rate and the period during which such increased Conversion Rate will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with the applicable law.

(ii) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b) Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.

COVENANTS

Section 5.01 Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price), premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02 Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 12.14) may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the

Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on and Fundamental Change Purchase Price for the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on and Fundamental Change Purchase Price for the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on or Fundamental Change Purchase Price for the Notes when the same shall become due and payable.

(c) Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d) Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price for any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest or Fundamental Change Purchase Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New

York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04 Reports.

The Company will furnish to the Trustee, within 15 calendar days after it is required to file the same with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto). The Company shall comply with Section 314(a) of the Trust Indenture Act.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document.

Section 5.05 Statements as to Defaults. The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.03(i).

Section 5.06 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 6.03, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine, or verify the Company’s calculations or determinations of, the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07 Compliance Certificate and Opinions of Counsel.

(a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel shall be required to be delivered in connection with the issuance of the Initial Notes on the date hereof.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08 Reserved.

Section 5.09 Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10 Restriction on Resales. The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

ARTICLE 6.

REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) the Company’s failure to pay the principal of or any premium, if any, on any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

(b) the Company’s failure to comply with its obligations under Article 4 to pay or deliver the Settlement Amount owing upon conversion of any Note (including any Additional Shares or cash in lieu thereof) which failure continues for five Business Days;

(c) the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d) the Company’s failure to pay the Fundamental Change Purchase Price when due;

(e) the Company’s failure to issue a Fundamental Change Company Notice in accordance with the provisions of Section 3.02(a), notice of a Make Whole Fundamental Change in accordance with the provisions of Section 4.06(e) or notice of a distribution in accordance with the provisions of Section 4.01(b)(iii);

(f) the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g) any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary at such time (other than any non-recourse indebtedness of a special purpose Significant Subsidiary of the Company), in an outstanding principal amount, individually or in the aggregate, in excess of $50.0 million (or its foreign currency equivalent at the time) is not paid at final maturity (or when otherwise due, after giving effect to any applicable grace period) or is accelerated;

(h) the Company or any of its Subsidiaries that is a Significant Subsidiary at such time fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50.0 million, provided that, no Event of Default will be deemed to occur under this clause (g) if such judgments are paid, discharged or stayed within 30 days after the entry of such judgment;

(i) the Company or any Significant Subsidiary of the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary of the Company (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b) Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i) the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its reasonable compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii) rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal (including the Fundamental Change Purchase Price) of, or any interest on, any Notes), (y) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03 Additional Interest.

(a) Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default (i) relating to any obligations the Company has or is deemed to have under Section 314(a)(1) of the Trust Indenture Act or (ii) under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (which will be the 60th day after written notice is provided to the Company in accordance with such an event of default) (such Event of Default, a “Reporting Event of Default”), will, after the occurrence of such Reporting Event of Default, (i) consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.25% of the aggregate principal amount of the Notes then Outstanding for each day during the 180-day period beginning on, and including, the day on which such a Reporting Event of Default occurs during which such Reporting Event of Default is continuing (or, if applicable, the earlier date on which such Reporting Event of Default is cured or waived) and (ii) consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% per annum of the principal amount of such tranche of notes outstanding for each day during the 185-day period immediately following such 180-day period, in each case payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b) If the Reporting Event of Default is continuing on the 366th day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c) In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day after the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or to pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.02(b), the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05 Control by Majority. The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder.

Section 6.06 Limitation on Suits. Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a) the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

(c) the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d) the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or any accrued and unpaid interest on, any Note, on or after the applicable due date or the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, and such right to receive any such payment or delivery, as the case may be, on or after the applicable due dates shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for and the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 6.09 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Purchase Price for, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder (at the Company’s cost and expense) a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price) of, or any interest on, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17 Notices from the Trustee. If a Default occurs and is continuing and is known to the Trustee, the Trustee must send notice of such Default to each Holder within 90 days after such Event of Default has occurred. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or of a Default in the payment or delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01 Discharge of Liability on Notes. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company shall have paid or caused to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel (each stating that all conditions precedent to the discharge of the Indenture have been complied with) and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee, including the reasonable fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) to make any change to comply with the Trust Indenture Act, or any amendment thereto;

(h) make any change as required by applicable law including appropriate transfer restrictions; or

(i) upon the occurrence of an event described in Section 4.07(a), solely (i) to provide that such Notes are convertible into or by reference to Reference Property, subject to the provisions in Sections 4.03 and 4.07, and (ii) to effect the related changes to the terms of such Notes under Section 4.07.

Section 8.02 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the stated Maturity Date of the principal of or any interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d) change the place or currency of payment of principal of or interest on any Note;

(e) impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f) modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner adverse to Holders;

(g) make any change that impairs or adversely affects the rights of Holders to convert their Notes;

(h) modify the ranking provisions of this Indenture; or

(i) make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, in addition to the documents required by Section 5.07, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 8.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c) all other conditions specified in this Article 9 are met.

Notwithstanding anything to the contrary in the foregoing, the offering to the public, and any subsequent dispositions of the Company’s interests in, any of the Company’s Yieldco Subsidiaries (including TerraForm Power) in which the Company continues to own at least 51% of the voting power, shall not be prohibited by this Section 9.01.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture.

Section 9.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, and accrued and unpaid interest, if any, on all of the Notes, the due and punctual payment or delivery of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Settlement Amount, in accordance with Section 4.03 but subject to adjustment (if any) in accordance with Section 4.06. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03 Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 10.

NO REDEMPTION

Section 10.01 No Redemption. The Company shall not be permitted to redeem the Notes, and no sinking fund is provided for the Notes.

ARTICLE 11.

THE TRUSTEE

Section 11.01 Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are provided in the Trust Indenture Act and as specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

(b) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, and subject to Sections 315(a) through (d) of the Trust Indenture Act:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) does not limit the effect of this Section 11.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

(e) The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02 [RESERVED]

Section 11.03 Rights of the Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c) The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) In the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

(n) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o) If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any trust account, funds held hereunder or this Indenture (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of funds), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 11.04 Trustee’s Disclaimer. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.05 Trustee or Agents May Own Notes. The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent. The Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act.

Section 11.06 Monies to be Held in Trust. Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense incurred without negligence or willful misconduct on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company may defend the claim and the Trustee shall cooperate in the defense; provided, the Company shall not settle any such claim without the consent of the Trustee (which consent shall not be unreasonable withheld). The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.07 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) and 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08 Officer’s Certificate as Evidence. Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus, together with its parent (which, in the case of Computershare Trust Company, National Association is Computershare, Inc.) of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 11.16 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the May 15 following the issue date, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02 Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Section 12.03 No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. All Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 12.05 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.06 Calculations. Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes (including, for the avoidance of doubt, the trading price of the Notes). Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Fundamental Change Purchase Price, the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Settlement Amount and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08 Notices.

(a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i) if to the Trustee by any Holder or by the Company, at its Corporate Trust Office;

(ii) if to the Company by the Trustee or by any Holder, at the address of its principal office at SunEdison, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, Attention: General Counsel.

(b) The Company or the Trustee, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications.

(c) Notices to Holders will be sent to the address of each Holder as it appears in the Register. Notices will be deemed to have been given on the date of mailing or electronic transmission to such Holder. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf. With respect to Global Notes, notice shall be sufficiently given if given to the Depositary for the Notes (or its designee), pursuant to customary procedures of such Depositary.

(d) Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e) In respect of this Indenture, the Trustee, in each of its capacities, including without limitation as the Trustee, Registrar, Paying Agent and Conversion Agent, shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.09 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10 Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 12.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13 Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14 Submission to Jurisdiction.

(a) The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and

County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SunEdison, Inc.

By:
Name:
Title:

Computershare Trust Company, National Association, as Trustee, Registrar, Paying Agent and Conversion Agent

By:
Name:
Title:

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the hypothetical Stock Prices and the dates set forth below.

[THIS TABLE SHALL BE BASED ON THE KYNEX CONVERTIBLE BOND PRICING MODEL USED FOR CONVERTIBLE NOTES OFFERINGS BY EXCHANGE LISTED COMPANIES IN THE UNITED STATES].

EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “Non-Affiliate Legend”):]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

SunEdison, Inc.

2.25% Convertible Senior Notes due 20[    ]

No.: [            ]

CUSIP:         [●]

Principal

Amount $ [            ] as revised by the Schedule of Increases and Decreases in the Global Note attached hereto

SunEdison, Inc., a Delaware corporation (the “Company”), promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[            ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on [            ], 20[    ] (the “Maturity Date”).

Interest Payment Dates: [            ] and [            ].

Regular Record Dates: [            ] and [            ].

Additional provisions of this Security are set forth on the other side of this Note.

IN WITNESS WHEREOF, SunEdison, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

SunEdison, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Computershare Trust Company, National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SunEdison, Inc.

2.25% Convertible Senior Notes due 20[    ]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of [            ], 2015 by and between the Company and Computershare Trust Company, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund. This Note shall not be redeemable at the Company’s option.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $100 or an integral multiple of $100, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $100 or an integral multiple of $100, into a number of shares of Common Stock determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity to the Trustee, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price with respect to and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in minimum denominations of $100 and integral multiples of $100.7 As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

[7]	The Company may instead elect to have denominations in $1,000 or such other denomination required by the Depository Trust Company (“DTC”) with respect to any Notes held through DTC.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: SunEdison, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $100 or an integral multiple of $100 in excess thereof) below designated, into a number of shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address

(including zip code)

(Social Security or other Taxpayer

Identifying Number)

Dated:

Signature(s)

(Sign exactly as such Person’s name appears above)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:        SunEdison, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from SunEdison, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $100 or an integral multiple of $100 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s) (Sign exactly as your name appears on the other side of this Note) Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

SUPPLEMENTAL DISCLOSURE LETTER

(see attached)